Exhibit 99.1
NEWS RELEASE
TSX: LAC ● NYSE: LAC
www.lithiumamericas.com

Lithium Americas Reports Third Quarter 2026 Results

(All amounts in US$ unless otherwise indicated)

November 12, 2026 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas,” “LAC” or the “Company”) announced that it has filed its Quarterly Report on Form 10-Q, which includes the Company’s unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2026 (“Q3 2026”). The Company continues to progress major construction at its Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”), with Phase 11 targeting mechanical completion in late 2027, with ramp-up through 2028.

Jonathan Evans, President and Chief Executive Officer of Lithium Americas, said, “Thacker Pass is one of the largest construction projects in Nevada and is on track to deliver America's largest fully integrated source of domestic battery-quality lithium carbonate. Thacker Pass represents more than a strategic supply chain asset, it is an investment in Nevada workers and local communities, creating meaningful, family-supporting jobs. We are proud to build a lithium operation expected to help secure America’s critical mineral independence, which is key for national security.”

Q3 2026 AND SUBSEQUENT TO Q3 2026 HIGHLIGHTS

•
As of September 30, 2026, the Company had approximately $1.3 billion total cash and restricted cash, including $359.5 million at the Thacker Pass joint venture (“JV”) level.
o
The Company issued and sold 1.1 million common shares during Q3 2026 at an average price of $3.87 per share for aggregate net proceeds of $4.1 million after sales agent's commission and other expenses, pursuant to its March 19, 2026 at-the-market (“ATM”) equity program (the “March 2026 ATM Program”).
o
On August 21, 2026, the Company received its fourth advance of $239.0 million on the U.S. Department of Energy (“DOE”) loan (“DOE Loan”). Cumulative advances total $1.448 billion.
o
On August 5, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd., an affiliate of Yorkville Advisors Global, LP (“Yorkville”), for up to $175 million in aggregate principal amount of subordinated convertible debentures (the “Yorkville Debentures”). On August 13, 2026, the Company issued $150 million in Yorkville Debentures to Yorkville. The Company retains the right to, subject to certain conditions, issue up to an additional $25 million in Yorkville Debentures in one or more subsequent closings at its discretion. During Q3 2026, Yorkville converted $40.5 million of principal and accrued interest and the Company issued 14.3 million common shares to Yorkville.
•
On October 7, 2026, the Company contributed the additional $120 million in reserve account funding required pursuant to the October 7, 2025 omnibus waiver, consent and amendment (as amended, the “OWCA”) to the DOE Loan.
•
As of November 11, 2026, the Company had 377,334,749 shares issued and outstanding.
•
The Company continues to progress major construction at Thacker Pass Phase 1, targeting mechanical completion in late 2027, with ramp-up through 2028.

1 See the Company's NI 43-101 technical report dated effective December 31, 2024, "National Instrument 43-101 Technical Report - Thacker Pass Project, Humboldt County, Nevada, USA" for full details.

•
On November 11, 2026, the Company announced a definitive capital cost estimate (“Capex Estimate”) for Thacker Pass Phase 1 of $3.83 billion (including contingency) (see below Capital Expenditure and 2026 Capex Guidance section for more information), that included the following Project update as of September 30, 2026 (unless otherwise indicated):
o
4.7 million workhours were completed at Thacker Pass without a serious injury or lost-time incident.
o
Approximately 1,900 personnel on site, including over 1,600 craft workers, increasing to approximately 2,200 total personnel by year end 2026 as construction ramps up to peak labor and peak activity.
o
Both detailed engineering design and procurement of equipment and materials are well advanced, with detailed engineering completed and procurement at over 90% completed. Outstanding procurement consists mainly of finishing final deliveries of equipment and bulk materials to site, which are expected by year end 2026.
o
Over 80% of the value for third-party contracts has been committed with over 50% incurred.
o
The Company commenced awarding equipment contracts in late 2024 and early 2025, which has supported the de-risking of the construction schedule. Proximate to September 30, 2026, approximately 60 truckloads of equipment and materials were arriving to site each day as major long-lead equipment, along with other key equipment and materials, were being delivered to Thacker Pass. Deliveries have included certain key equipment with long lead times, such as the 115 kV main transformer, the steam turbine generator and major process vessels.
o
All major structural steel was delivered to the site by the end of August 2026. Structural steel for key facilities in the processing plant area, including the Filter Building, the Magnesium Sulfate Building and the Lithium Carbonate Building, continue to advance with steel installations enabling mechanical and piping activity.
o
Both above-ground and underground piping installations are progressing across multiple work fronts throughout the site. At the end of October 2026, 80% of the required fabricated piping material was either in transit or delivered to site.
o
Major concrete work required throughout the site continues to progress, with concrete finishing being a priority to ensure quality and readiness for follow-on work.
•
The following Project development milestones are targeted for the remainder of 2026:
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Delivery of all packaged equipment and all remaining miscellaneous structural steel.
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Structural completion of the main field erected tanks.
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All structural concrete foundations required at the site are expected to be completed.
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Early commissioning of utilities in the individual plants is expected to commence.
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Connecting the electrical utility grid to the site substation and the subsequent energization of certain key components in the process plant.
•
Construction at the Company’s Transload Terminal (“TLT”) west of Winnemucca continues. In Q3 2026, installation of rail stabilization (geo-membrane) and sub-ballast achieved 95% completion, the first concrete was poured, powerline relocation work commenced and construction of the main line railroad turnout was completed and is now ready for installation. Completion of the TLT is targeted in 2027 to align with startup at Thacker Pass to support operations by serving as a critical logistics hub for the operation’s reagents.
•
The Company’s contributions on October 7, 2026, of $120 million in reserve account funding required pursuant to the OWCA, as noted above, and $650 million in contributions toward the incremental funding requirement as a result of the Capex Estimate, will result in an increase to the Company’s ownership percentage in the JV. The Company is working with the DOE and General Motors Holdings LLC (“GM”) to finalize the related implications on JV interest holdings.

CAPITAL EXPENDITURE AND 2026 CAPEX GUIDANCE

The Company has completed an updated Capex Estimate for Thacker Pass Phase 1 that reflects achieving advanced levels of construction, detailed engineering and procurement and further incorporates external factors, which have arisen following declaration of the final investment decision (“FID”) in April 2025. The updated Capex Estimate of $3.83 billion (including contingency) represents an increase from the prior Capex Estimate of $2.93 billion and reflects:

•
Tariff and logistics – total impact of approximately $100 million. The tariff exposure estimate is now reduced to approximately $60 million (from the previously disclosed estimate of between $80 million and $100 million), now that most of the equipment and materials have been received. Logistics costs have been heavily impacted by increases in fuel prices, reductions in the availability of U.S. fabrication capacity and challenging global and national shipping conditions (i.e., requirements to reroute shipments due to regional constraints to protect the construction schedule, constraints in U.S. logistics and reduced open sea lane availability).
•
Craft labor wage rates and compensation package inflation – total impact of approximately $150 million. Higher than anticipated escalation in union labor craft wage rates and incentives, due to higher than anticipated levels of regional competition for skilled union labor.
•
Labor install rates for piping, steel and equipment – total impact of approximately $245 million. Labor hour costs related to install rates have been updated to reflect anticipated hours based on the current availability of quality labor. Regional competition is stretching the availability of union labor beyond what was anticipated. Actual install rates for the steel, piping and mechanical disciplines are now better known based on early installation quantities, allowing the Company to develop estimates with a higher level of accuracy and confidence.
•
Engineering, procurement and construction management (“EPCM”) and contractor staffing levels – total impact of approximately $100 million. The Project’s EPCM contractor, Bechtel, and its contractors required more engineers and construction staff to complete the Project. Given the advanced levels of detailed engineering, the required number of personnel can now be estimated with higher confidence.
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EPCM and contractor staff wage rates – total impact of approximately $150 million. The Project’s EPCM and various contractors have also been exposed to inflationary and competitive wages, as well as increased incentives, to be able to continue to attract quality craft professionals.
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Additional contingency – impact of approximately $150 million. Allocating an additional 10% contingency on estimated capital costs that have not yet been committed or spent.

The Capex Estimate risk profile has been lowered with advanced levels of engineering and procurement completed, all earthworks and geotechnical risks have passed, and all remaining key long-lead equipment is expected to mobilize to site during November 2026. Further, the number of craft workers already on site lowers the risk associated with being able to achieve peak labor requirements by the end of 2026. For the remainder of construction, primary risks include costs associated with attraction and retention of quality craft labor and sustaining planned installation rates.

The Company estimates the incremental funding requirement arising from the Capex Estimate and other assumption changes to be approximately $995 million, summarized as follows:

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Incremental capital expenditure of $895 million;
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An additional $58 million from net increases to Sustaining Capex Reserve Account requirements under the DOE Loan through March 2028, driven by increased levels of sustaining capital in 2028 and 2029; and
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A further net increase of $42 million across all other areas, including increases to other pre-completion expenditures, partially offset by improved estimated operating cash flow during the 2028 ramp-up period, largely resulting from changes in the pricing forecast for lithium carbonate.

Pursuant to (a) an omnibus waiver, consent, and amendment to the DOE Loan (the “OWCA 3”) signed on November 10, 2026 and related loan documents, and (b) agreements among DOE, the Company, and GM, it is anticipated the incremental funding requirement will be fully met through, collectively, $650 million in contributions from the

Company to the Thacker Pass JV level and, as and when required, $315 million currently credited to certain reserve accounts established and funded under the DOE Loan. In addition, amendments to the DOE Loan documents pursuant to the OWCA 3 will decrease the funding requirement of the Sustaining Capex Reserve Account by approximately $30 million during and after the ramp-up period of the Project. These contributions will result in an increase to the Company’s ownership percentage in the JV.

Peak capital expenditure is expected to be in fiscal year 2026, with the balance of capital expenditure spent throughout 2027 and into 2028 during ramp-up.

As of September 30, 2026, a total of $2.4 billion of construction capital costs and other project-related costs had been capitalized, of which $2.3 billion is part of the total Capex Estimate. The Company is now targeting a total Capex Estimate range of $1.7 billion to $2.0 billion for Thacker Pass Phase 1 for fiscal year 2026.

The table below summarizes capital expenditure in the three and nine months ended September 30, 2026, cumulative capital expenditure to September 30, 2026, as well as the Company’s 2026 capital expenditure guidance (“Capex Guidance”).

(in US$ millions, except as noted)	For the Three Months Ended September 30, 2026	For the Nine Months Ended September 30, 2026	Fiscal Year 2026 Capex Guidance	Cumulative to September 30, 2026
Thacker Pass Phase 1 construction costs included in the total Capex Estimate [1,2]	$639.6	$1,398.7	$1.6 - $1.9 billion	$2,261.3
Other capitalized development costs for Thacker Pass [3]	5.7	21.1	30.0 - 40.0	114.2
Capitalized interest, including the Orion Notes [4] and DOE Loan	17.2	45.1	55.0 - 65.0	72.1
Total	$662.5	$1,464.9	$1.7 - $2.0 billion	$2,447.6

Thacker Pass Phase 1 construction costs cumulative to September 30, 2026 and those estimated for fiscal year 2026, do not include $19.5 million and $8.0 million, respectively, of community contributions that are required to be expensed under U.S. GAAP, though these were included in the Capex Estimate.

Thacker Pass Phase 1 construction costs cumulative to September 30, 2026, and those estimated for fiscal year 2026, includes actual tariffs incurred through September 30, 2026. Thacker Pass Phase 1 construction costs estimate for fiscal year 2026 also includes estimated tariff exposure, primarily for equipment and construction materials sourced from Canada, China, India, UAE, Turkey and the European Union. The Company continues to closely monitor potential tariff exposure; however, changes in tariffs and trade restrictions can be announced with little or no advance notice. Thacker Pass Phase 1 construction costs estimate for fiscal year 2026 also include an estimate for the movement in the balance of prepaid construction costs and deposits on long-lead equipment during 2026, both of which are excluded from cumulative construction costs until the goods and services have been received at Thacker Pass.

Other capitalized development costs are required to be capitalized under U.S. GAAP, though these were not included in the Capex Estimate.
4
Fund entities managed by Orion Resource Partners LP (collectively “Orion”) purchased $195.0 million in aggregate principal amount of senior unsecured convertible notes (the “Orion Notes”).

PROJECT PROGRESS PHOTOS

Figure A: The 156,000 pound and 120 feet high Final Absorbing Tower is moved into place at the Sulfuric Acid Plant.	Figure B: Six crystallizers installed in the Magnesium Sulfate Building.

Figure C: The 1610 Main Power Control Room is the critical first step for energizing the process plant.	Figure D: The lower section of the brine concentrators are installed north of the Magnesium Sulfate building.

RESULTS OF OPERATIONS

The selected consolidated financial information set out below has been derived from the Company's audited consolidated annual financial statements for the year ended December 31, 2025 (“FY 2025”) and unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2026 (“Q3 2026”) and should be read in conjunction with those consolidated financial statements and the related notes thereto.

The Nine Months Ended September 30, 2026 compared with the Nine Months Ended September 30, 2025

The following table provides a summary of the Company’s unaudited Condensed Consolidated Interim Statements of Income (Loss) for the nine months ended September 30, 2026 (“YTD Q3 2026”) compared with the nine months ended September 30, 2025 (“YTD Q3 2025”).

	For the Nine Months Ended September 30,
(in US$ millions except for per share amounts)	2026	2025	Change
Net income (loss)	$96.4	$(223.9)	$320.3
Net income (loss) attributable to LAC stockholders	76.4	(220.8)	297.2
Net income (loss) per share – basic - attributable to common stockholders	0.21	(0.98)	1.19
Net loss per share - diluted - attributable to common stockholders	(0.13)	(0.98)	0.85

Net income (loss) comprised of:
General and administrative expenses	$(35.5)	$(24.1)	$(11.4)
Transaction costs	(8.3)	(18.3)	10.0
Gain (loss) on financial instruments measured at fair value:
Gain on LAC Warrant and JV Warrant obligations	58.5	-	58.5
Gain (loss) on convertible debt and conversion feature	59.3	(187.1)	246.4
Gain on convertible debt measured at fair value	5.2	-	5.2
Gain (loss) on financial instruments measured at fair value	(4.8)	1.2	(6.0)
Other income	21.9	4.3	17.6

General and administrative expenses increased to $35.5 million in YTD Q3 2026 (YTD Q3 2025 - $24.1 million) due to increased hiring, share-based compensation, community investment, and regulatory and professional fees supporting expanded operations.

Transaction costs decreased to $8.3 million in YTD Q3 2026 (YTD Q3 2025 - $18.3 million). YTD Q3 2026 costs primarily related to advisory and professional fees for the Yorkville Debentures issuance in August 2026 and for the warrants the Company issued to the DOE to purchase up to 18,268,687 common shares (“LAC Warrant”) and the warrants the JV issued to the DOE to purchase 8,656,509,695 non-voting units of the JV (“JV Warrant”) on January 30, 2026 (the “Issuance Date”), while YTD Q3 2025 costs primarily related to the Orion Investment (“Orion Investment”) and advisory fees due upon achieving FID for Thacker Pass Phase 1.

The LAC Warrant and the JV Warrant were initially recognized as financial liabilities on October 7, 2025. A $5.0 million loss on change in fair value of the LAC Warrant was recognized in YTD Q3 2026 (YTD Q3 2025 - $nil), primarily reflecting the increase in the Company’s share price from $4.36 on December 31, 2025 to $4.87 on January 30, 2026, when the LAC Warrant was issued and reclassified to equity. A $63.5 million gain on change in fair value of the JV Warrant, including obligations under the Put, Call and Exchange Agreement, was recognized in YTD Q3 2026 (YTD Q3 2025 - $nil), primarily reflecting the decrease in share price from $4.36 on December 31, 2025 to $2.63 on September 30, 2026.

A $59.3 million gain on change in fair value of the embedded derivative associated with the Orion Notes (the “Embedded Derivative”) was recognized in YTD Q3 2026, primarily reflecting the decrease in the Company’s share price from $4.36 at December 31, 2025 to $2.63 at September 30, 2026. A $187.1 million loss on change in fair value of the Embedded Derivative was recognized in YTD Q3 2025, primarily reflecting the increase in the Company’s share price from $2.76 at April 1, 2025 to $5.71 at September 30, 2025.

A $5.2 million gain on change in fair value of the Yorkville Debentures was recognized in YTD Q3 2026 (YTD Q3 2025 - $nil), primarily reflecting the decrease in the Company’s share price from $3.43 at issuance on August 13, 2026 to $2.63 at September 30, 2026.

A $4.8 million loss on financial instruments measured at fair value was recognized in YTD Q3 2026 (YTD Q3 2025 - $1.2 million gain), primarily consisting of a $4.5 million loss on change in fair value of the Company’s investment in Ascend Elements, Inc. (“Ascend Elements”) (YTD Q3 2025 - $1.4 million gain). During YTD Q3 2026, the Company determined the fair value of the Ascend Elements investment was $nil based on public disclosures indicating significant uncertainty regarding recovery.

Other income for YTD Q3 2026 increased to $21.9 million (YTD Q3 2025 - $4.3 million), primarily due to higher interest income from increased balances in interest-generating bank accounts, driven largely by proceeds from the Company’s ATM programs.

The Three Months Ended September 30, 2026 compared with the Three Months Ended September 30, 2025

The following table provides a summary of the Company’s Condensed Consolidated Interim Statements of Income (Loss) for Q3 2026 compared with the three months ended September 30, 2025 (“Q3 2025”).

	For the Three Months Ended September 30,
(in US$ millions except for per share amounts)	2026	2025	Change
Net income (loss)	$90.1	$(199.2)	$289.3
Net income (loss) attributable to LAC stockholders	74.7	(197.7)	272.4
Net income (loss) per share – basic - attributable to common stockholders	0.19	(0.83)	1.02
Net loss per share – diluted - attributable to common stockholders	(0.05)	(0.83)	0.78

Net income (loss) comprised of:
General and administrative expenses	$(9.3)	$(9.7)	$0.4
Transaction costs	(7.3)	(0.6)	(6.7)
Gain (loss) on financial instruments measured at fair value:
Gain on JV Warrant obligation	53.6	-	53.6
Gain (loss) on convertible debt and conversion feature	39.3	(193.8)	233.1
Gain on convertible debt measured at fair value	5.2	-	5.2
Gain (loss) on financial instruments measured at fair value	(0.1)	3.4	(3.5)
Other income	8.5	1.6	6.9

Transaction costs increased to $7.3 million in Q3 2026 (Q3 2025 - $0.6 million). Q3 2026 costs primarily related to advisory and professional fees for the issuance of the Yorkville Debentures.

The JV Warrant was initially recognized as a financial liability on October 7, 2025. A $53.6 million gain on change in fair value of the JV Warrant, including obligations under the Put, Call and Exchange Agreement, was recognized in Q3 2026 (Q3 2025 - $nil), primarily reflecting the decrease in the Company’s share price from $3.85 on June 30, 2026 to $2.63 on September 30, 2026.

A $39.3 million gain on change in fair value of the Embedded Derivative was recognized in Q3 2026, primarily reflecting the decrease in the Company’s share price from $3.85 at June 30, 2026 to $2.63 at September 30, 2026. A $193.8 million loss on change in fair value of the Embedded Derivative was recognized in Q3 2025, primarily reflecting the increase in the Company’s share price from $2.68 at June 30, 2025 to $5.71 at September 30, 2025.

A $5.2 million gain on change in fair value of the Yorkville Debentures was recognized in Q3 2026 (Q3 2025 - $nil), primarily reflecting the decrease in the Company’s share price from $3.43 at issuance on August 13, 2026 to $2.63 at September 30, 2026.

Other income increased to $8.5 million in Q3 2026 (Q3 2025 - $1.6 million), primarily due to higher interest income from increased balances in interest-generating bank accounts, driven largely by proceeds from the Company’s ATM programs.

Selected financial position information

(in US$ millions)	September 30, 2026	December 31, 2025	Change
Cash and restricted cash	$1,258.7	$905.6	$353.1
Mineral properties, plant and equipment, net	2,569.9	1,344.0	1,225.9
Total assets	3,945.8	2,579.0	1,366.8
Total liabilities	1,853.2	992.4	860.8

At September 30, 2026, total assets increased by $1.4 billion from December 31, 2025, driven primarily by a $353.1 million increase in cash and restricted cash and a $1.226 billion net increase in mineral properties, plant and equipment, partially offset by a $205.8 million decrease in deferred financing costs.

•
Cash and restricted cash increased primarily from DOE Loan advances, proceeds from the issuance of the Yorkville Debentures, and proceeds from the Company’s ATM programs, partially offset by cash outflows related to Thacker Pass construction costs, general and administrative expenses, and transaction costs. DOE Loan advances are held in restricted bank accounts owned by Lithium Nevada LLC (“LN”, a wholly owned subsidiary of Lithium Nevada Ventures LLC (“Lithium Nevada Ventures”)), the JV between GM and the Company (together, the “JV Partners”), and managed by a collateral agent.
•
Mineral properties, plant and equipment, net increased mainly due to continued development of Thacker Pass, including costs associated with completion of the Work Force Hub, ongoing engineering and procurement activities, payments towards long-lead equipment as well as continued on-site construction works. In addition, in YTD Q3 2026, finance costs related to Thacker Pass totaling $51.6 million, including interest on the Orion Investment, DOE Loan advances and Yorkville Debentures, were capitalized.
•
Deferred financing costs decreased due to reclassification of $205.8 million in unamortized costs related to the second, third and fourth DOE Loan advances. Upon signing the OWCA, $400.2 million in transaction costs were recorded as an asset. As funds are advanced, these costs are allocated to the DOE Loan liability proportionally and amortized as interest over the loan term using the effective interest method.

At September 30, 2026, total liabilities increased by $860.8 million compared to December 31, 2025, primarily driven by the following:

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an $845.3 million increase in the DOE Loan, reflecting advances of $1.013 billion and $32.6 million of capitalized interest costs, net of $200.4 million of amortized deferred financing costs;
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a $98.9 million increase in the Yorkville Debentures, reflecting the fair value of convertible debentures issued in Q3 2026 at September 30, 2026;
•
a $98.2 million increase in accounts payable and accrued liabilities, largely reflecting continued ramp-up in the activities associated with the development of Thacker Pass;
•
an $83.8 million decrease in the LAC Warrant obligation, reflecting the $88.8 million fair value reclassified to equity on January 30, 2026, partly offset by a $5.0 million loss recognized for the fair value increase from December 31, 2025 to January 30, 2026; and
•
a $63.5 million decrease in the JV Warrant obligation reflecting the fair value decrease from December 31, 2025 to September 30, 2026.

This news release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 and annual report on Form 10-K for the year ended December 31, 2025, available on the Company’s issuer profile on EDGAR at www.sec.gov, SEDAR+ at www.sedarplus.ca and on the Company’s website at www.lithiumamericas.com.

ABOUT LITHIUM AMERICAS

Lithium Americas is building Thacker Pass, located in Humboldt County, in northern Nevada. Phase 1 is designed for nominal production capacity of 40,000 tonnes per year of battery-quality lithium carbonate, and mechanical completion is targeted for late 2027. Thacker Pass hosts the largest known measured lithium resource (Measured and Indicated) in the world and is owned by a JV between Lithium Americas and GM. The DOE holds LAC Warrants to purchase common shares equivalent to a 5% equity stake of the Company as of the Issuance Date, as well as JV Warrants to purchase a non-voting, non-transferable equity interest in the JV equivalent to a 5% interest as of the Issuance Date. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

TECHNICAL INFORMATION

The scientific and technical information in this news release has been reviewed and approved by Rene LeBlanc, PhD, SME, Vice President, Commercial and Product Strategy of the Company, and a “qualified person” as defined under National Instrument 43-101 and Subpart 1300 of Regulation S-K under the United States Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

This news release, including the documents incorporated by reference, contains “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking statements” (“FLS”)). All statements, other than statements of historical fact, are FLS and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “proposes,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this news release, including the documents incorporated by reference, include, but are not limited to: statements relating to the anticipated sources and uses of funds to complete project financing, the JV Transaction (as defined herein) with GM (as defined herein), the DOE Loan (as defined herein), the Orion Investment (as defined herein), the LAC Warrant (as defined herein), the JV Warrant (as defined herein), the Put, Call and Exchange Agreement (as defined herein), and the Y3orkville Debentures (as defined herein), including statements regarding satisfaction of draw down conditions on the DOE Loan and the Company’s continued compliance with the covenants under the DOE Loan, the Orion Investment and the Yorkville Debentures; the Company’s ability to satisfy conditions to future delayed closings under the Yorkville Debentures and the Orion Notes and the timing of any such delayed closings, the anticipated use of proceeds from the Yorkville Debentures and the March 2026 ATM Program (as defined herein), expectations about the extent to which the JV Transaction, including any amendments thereto, the Orion Investment, the LAC Warrant, the JV Warrant, and cash on hand would fund the development and construction of Thacker Pass (as defined herein) on schedule or at all; the estimated incremental funding requirement and anticipated sources of funding therefor; the Company’s ability to achieve project development and construction milestones within the timelines required under the DOE Loan; anticipated increases to reserve account requirements under the DOE Loan; the finalization of incremental funding arrangements with the DOE and GM and any related implications for JV interest holdings and the DOE Loan; project de-risking initiatives and the extent to which work to date has de-risked project execution; the expected operations, financial results and condition of the Company; expectations related to the construction build, job creation and nameplate capacity of Thacker Pass as well as other statements with respect to the Company’s future objectives and strategies to achieve these objectives, including the future prospects of the Company; the estimated cash flow, capitalization and adequacy thereof for the Company; the estimated costs of the development of Thacker Pass, including timing, progress, approach, continuity or change in plans, construction, commissioning, expected milestones, anticipated production and results thereof and expansion plans; cost and expected benefit of the transloading terminal; cost and expected benefit of the limestone quarry; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the U.S. for Thacker Pass; the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the U.S. for the Company’s development and resultant operations; capital expenditures and programs, including the Company’s 2026 Capex Guidance (as defined herein); estimates, and any change in estimates, of the mineral resources and mineral reserves at Thacker Pass; development of mineral resources and mineral reserves; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the creation of a battery supply chain in the U.S. to support industries and technologies dependent on lithium batteries, including the electric vehicle and battery energy storage system markets; the timing and amount of future production, currency exchange and interest rates; the Company’s ability to raise capital; expected expenditures to be made by the Company; statements relating to revised capital cost estimates, including statements regarding the definitive capital cost estimate and its impact on the total capital costs, construction schedule and funding requirements of Thacker Pass; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at Thacker Pass; successful development of Thacker Pass, including successful results from the Company’s testing facility and third-party tests related thereto; statements with respect to the expected economics of Thacker Pass, including capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine; anticipated job creation; the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of Thacker Pass will minimize construction risk, ensure availability of skilled labor, address the challenges associated with Thacker Pass’s remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities; overarching accessibility to a productive workforce; the expected workforce development training program being prepared with Great Basin College; the Company’s commitment to sustainable development, limiting the environmental impact at Thacker Pass and plans for phased reclamation during the life of mine, including use benefits of growth media; ability to achieve capital cost efficiencies; anticipated use of any future proceeds and earnings related to Thacker Pass; anticipated plans regarding the payment or non-payment of dividends, as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involve known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflect the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such FLS are based include, without limitation: expectations regarding Phase 2 of Thacker Pass, including financing, and the absence of material adverse events affecting the Company during this time; the ability of the Company to perform conditions and meet expectations regarding the Company’s financial resources and future prospects; the ability to meet future objectives, priorities and anticipated milestones; a cordial business relationship between the Company and third-party strategic and contractual partners; the risk of general business and economic uncertainties and adverse market conditions; confidence that development, construction and operations at Thacker Pass will proceed as anticipated, including the impact of potential supply chain disturbances including but not limited to product availability, customs delays and shipping disruptions, especially with respect to steel, and the availability of equipment, labor and facilities necessary to complete development and construction of Thacker Pass and produce battery grade lithium; unforeseen technological, equipment and engineering problems; changes in general economic and geopolitical conditions, including as a result of regulatory changes by the current U.S. presidential administration, higher interest rates, the rate of inflation, a potential economic recession, ongoing conflict in the Middle East and potential changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences on, among other things, the extractive resource industry, the green energy transition and industries and technologies dependent on lithium batteries, including the electric vehicle and battery energy storage system markets; uncertainties inherent to the feasibility studies and mineral resource and mineral reserve estimates; the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected; the ability of the Company to secure sufficient additional financing, advance and develop the Project, and to produce battery grade lithium; the respective benefits and impacts of Thacker Pass when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; reliability of technical data; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market, lithium-ion battery market, and battery energy storage system market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to Thacker Pass, and continuing constructive engagement with these and other stakeholders, including any expected benefits of such engagement; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations; increased attention to environmental, social, governance and safety and sustainability-related matters; risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits); risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments; estimates of and unpredictable changes to the market prices for lithium products; development and construction costs for Thacker Pass, and costs for any additional exploration work at the Project; estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves; some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at Thacker Pass; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance Thacker Pass; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; that the Company will meet its future objectives and priorities; the ability to satisfy production and lithium-recovery targets; that the Company will have access to adequate capital to fund its future projects and plans; that such future projects and plans will proceed as anticipated; compliance by the JV Partners, the DOE, Orion, and Yorkville (each as defined herein) with terms of agreements; the lack of any material disputes or disagreements between the JV Partners; the Company’s ability to satisfy conditions to future delayed closings under the Yorkville Debentures and the Orion Notes; the Company’s ability to satisfy its obligations under the Yorkville Debentures, including interest payments, redemption obligations and conversion obligations; fluctuations in the trading price of the Company’s common shares and the potential dilutive effect of conversions under the Yorkville Debentures, the Orion Investment and the Warrants (as defined herein); the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors described under Part I, Item 1A, “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, as amended, filed with the U.S. Securities and Exchange Commission and elsewhere throughout that report, under Part II, Item 1A, “Risk Factors” in this news release and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. All FLS contained in this news release are expressly qualified by the risk factors set out in the aforementioned documents. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR. The Company does not undertake any obligation to update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT

Virginia Morgan

Vice President, Investor Relations and ESG

+1-778-726-4070

ir@lithiumamericas.com